Exhibit 10.19
SWISSINSO SA EPFL — PSE (Parc Scientifique) Batiment D — 3e etage Avenue J.-D. Colladon CH-1015 Lausanne T. +41 21 693 86 40 F. +41 21 693 86 45 info@swissinso.com www.swissinso.com

CONSULTING AGREEMENT

Between

Mr Michel GRUERING, Residence « Riant-Chateau » - Avenue de la Riviera 4, 1820 Territet

(below " the Consultant ")

And

SwissINSO SA, EPFL, PSE, Rue J.D. Colladon, Building D - 3rd floor, 1015 Lausanne

(below : " The Company ").

It is agreed as follows :

1. MANDATE

The Company commissions the Consultant for the tasks defined in Exhibit I.

2. REMUNERATION

2.1 The Consultant receives a fixed remuneration of 16'000.- CHF per month.

2.2 For any sales contract, investment of third party, strategic partnership, etc. directly brought by the Consultant, a bonus could be allocated which will be defined as a function of the achievements. It will be determined in the sole discretion of the Board of directors.

3. OBJECTIVES

The objectives of missions that the Consultant is entrusted with are set up by the Company within Exhibit I.

4. FEES

4.1 The expenses of the Consultant are paid back by the Company on the basis of bills presented jointly with justifications, provided they are related to the activity undertaken by the Consultant for the Company.

4.2 Work delegation to third parties, business trips planning, transportation and accommodation costs of the Consultant and third parties must be previously presented to the CEO of the Cgtnpany for approval.

4.3 The Consultant is entitled to receive a fixed and clear compensation of CHF 2'800.- for the costs of vehicle, including but not limited to leasing, gas, insurances, repairs and tires.

4.4 Consultant's mobile phone costs, meaning the monthly subscription and the effective costs of business communication are supported by the Company.

5. MATERIAL

A fully equipped office, a laptop, a mobile phone and a secretariat will be available for the Consultant for the period of validity of this Agreement.

6. TERMINATION

This Agreement is valid from the July 1st 2010 until June 30th 2011. Without termination by either party by June 30th 2011, this Agreement will be extended for another year. Exhibit I shall be adapted accordingly. For the avoidance of doubt, Article 334 al. 2 CO is excluded, since this agreement is a mandate agreement.

7. CONFIDENTIALITY

7.1
The Consultant agrees not to reveal or disclose neither any business secrets nor any intellectual property rights of the Company to any person external to the Company during the term of his contract and for 1 year after the end of it.

7.2	The Consultant agrees to keep strictly confidential the strategic information to which he will have access to due to his role within the Company.

8. REPRESENTATIONS AND WARRANTIES

8.1
 The Consultant represents and warrants that he meets all legal independence requirements to operate as a Consultant within the Company and that all the required authorizations to act as Consultant for the Company have been granted to him.

8.2	The Consultant shall support all insurances fees required to practice as an independent Consultant.

9. APPLICABLE LAW AND PLACE OF JURISDICTION

In the event of dispute with regard to any element of this Agreement, the place of jurisdiction is Lausanne, and Swiss law shall prevail.

The English version is a translation and the French version shall prevail.

Signed in Lausanne on December 9th, 2010

In two original copies

The Consultant:	The Company

/s/ Michel Gruering	/s/ Yves Ducommun
Michel Gruering	Yves Ducommun

/s/ Konstantin Saad
Konstantin Saad

Exhibit I

Scope of work and tasks of the Consultant for the Period 01.07.10 to 30.6.2011

1. Representation

➢	Promotion of the Company profile, through written articles and personal attendance at conferences and other public occasions.

➢	Leadership in assuring the adequacy of the image carried by the programs, products and services and the global Company image strategy.

➢	Promotion of the Company, its products and solutions with high profile officials and industrial leaders, with a special focus on North Africa and Asia. Establishment of high level contacts in these regions in view of indirectly or directly developing the sales through these channels.

2. Organization

➢	Elaboration of a code of conduct for the company, its executive leaders and the Swiss Company's board of directors.

➢	Establishment of statutory rules, mission, mode of action and mode of operation of the Advisory Board.

3. Mergers, acquisitions and alliances

➢	Research of opportunities of M&A, business development and strategic alliances.

➢	Elaboration of related strategic plan for 2010-2011.

➢	Set up of due diligence teams.

➢	Leadership in due diligence process and negotiation phases.

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